Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

hopTo Inc

Campbell, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 31, 2015, relating to the consolidated financial statements which appears in hopTo Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Macias Gini & O’Connell LLP

Macias Gini & O’Connell LLP

Walnut Creek, California

September 10, 2015